SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

INFANTLY AVAILABLE, INC.

(Exact name of Company as specified in its charter)

Nevada	333-178788	33-1222494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312
(Address of principal executive offices)
(619) 537-9998
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFANTLY AVAILABLE, INC.

Form 8-K

Current Report

Item 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

Effective May 8, 2014, the Board of Directors of the Infantly Available, Inc. (the “Company”), with the approval of a majority of its shareholders by written consent, approved the issuance of 600,000 shares of Series A Preferred Stock (as defined and described below under Item 3.2) (the “Series A Preferred Stock”) to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl (“Preferred Shareholders”) in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares, representing the ownership of approximately 92.2%, of the Company’s Common Stock.   J. Christopher Mizer, will retain an ownership of 357,143 shares of common stock in the Company after this cancellation.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, the recipient took securities in exchange for other securities already held in the Company, we took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

The foregoing description of the terms of the Action by Written Consent of the Board of Directors of Infantly Available, Inc., dated May 8, 2014 (“Board Consent”) is qualified in its entirety by reference to the provisions of the Certificate of Designation filed as Exhibit 3.2, which is incorporated by reference herein.

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On May 8, 2014, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 900,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on May 8, 2014, include the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on May 8, 2014 is attached hereto as Exhibit 3.2 of this Report and is incorporated by reference herein.

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

The information provided in Item 3.03 is incorporated herein by reference.

On May 8, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to Eight Hundred Ten million shares (810,000,000) of which Eight Hundred Million (800,000,000) shall be shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with one million (1,000,000) of such shares being designated as Series A Preferred Stock. The Increase in Authorized was effective with the Nevada Secretary of State on May 8, 2014, when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on May 8, 2014.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on May 8, 2014 is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment dated, May 8, 2014, filed with the Nevada Secretary of State
3.2	Certificate of Designation of Series A Preferred Stock, dated May 8, 2014, filed with the Nevada Secretary of State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFANTLY AVAILABLE, INC. Date: May 12, 2014 By: /s/ J. Christopher Mizer J. Christopher Mizer President & CEO